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                                                                   Exhibit 99.03

                 CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

      I. Mark D. Warner, hereby consent to the use, in the Registration Statement on Form S-1 of Friedman, Billings, Ramsey Group, Inc., a Virginia corporation (the "Company"), to which this consent is filed as an exhibit included therein, of my name as a person about to become a Director of the Company.


                                        /s/ Mark R. Warner
                                        ----------------------------------
                                        Mark R. Warner

Date:  December 18, 1997